EXHIBIT 99.1

AutoZone Authorizes Additional Stock Repurchase

MEMPHIS, Tenn., March 22, 2006 (PRIMEZONE) -- AutoZone, Inc. (NYSE:AZO) today announced its Board of Directors authorized the repurchase of an additional $500 million of the Company's common stock in connection with its ongoing share repurchase program. Including the above amount, the share repurchase authorization now totals $4.9 billion.

"AutoZone's strong financial health has allowed us to continue to repurchase our stock while maintaining strong credit metrics," said Bill Rhodes, President and Chief Executive Officer.

As of February 11, 2006, AutoZone sells auto and light truck parts, chemicals and accessories through 3,655 AutoZone stores in 48 states plus the District of Columbia in the U.S. and 88 AutoZone stores in Mexico and also sells the ALLDATA brand diagnostic and repair software. On the web, AutoZone sells diagnostic and repair information and auto and light truck parts through www.autozone.com.

CONTACT:  AutoZone, Inc.
          Financial:
          Brian Campbell
            (901) 495-7005
            brian.campbell@autozone.com
          Media:
          Ray Pohlman
            (901) 495-7962
            ray.pohlman@autozone.com